Exhibit 99.1

WARNER MUSIC GROUP CORP. TO CONDUCT EARNINGS CONFERENCE CALL

ON WEDNESDAY, AUGUST 5, 2026

NEW YORK, NY – August 3, 2026: Warner Music Group Corp. will release its financial results on Wednesday, August 5, 2026, for the third quarter ended June 30, 2026, instead of the previously announced reporting date of August 6, 2026. The company will hold an earnings conference call that afternoon at 4:30 p.m. ET.

To access the conference call, please register here. Once registered, you will receive an email with unique dial in details with a PIN to join the call. We suggest you call in 10 minutes prior to the start time. If you do not anticipate asking a question, we recommend joining via the webcast here. The replay of the conference call will also be available via the webcast at investors.wmg.com.

Additionally, the company has filed a Form 8-K with the U.S. Securities and Exchange Commission that includes certain preliminary estimated financial information as of and for the three months ended June 30, 2026 based on currently available information.

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About Warner Music Group

Warner Music Group (WMG) brings together artists, songwriters, entrepreneurs, and technology that are moving entertainment culture across the globe. WMG’s Recorded Music division includes renowned labels such as 10K Projects, 300 Entertainment, Asylum, Atlantic, Big Beat, EastWest, Elektra, Erato, Fueled By Ramen, Nonesuch, Parlophone, Reprise, Rhino, Roadrunner, Sire, Spinnin’, Warner Records, Warner Classics, and Warner Records Nashville. WMG’s music publishing arm, Warner Chappell Music, has a catalog of over one million copyrights spanning every musical genre, from the standards of the Great American Songbook to the biggest hits of the 21st century. Warner Music Group is also home to ADA, which supports the independent community, as well as artist services division WMX. Follow WMG on Instagram, X, TikTok, LinkedIn, and Facebook.

Investor Relations Contact:

Kareem Chin

Kareem.Chin@wmg.com

Media Contact:

Hannah Karp

Hannah.Karp@wmg.com